CONTRACT OF PURCHASE AND SALE

This CONTRACT OF PURCHASE AND SALE (this “Contract”) is made and entered into as of April 16, 2010 (the “Effective Date”), by GRUBB & ELLIS EQUITY ADVISORS, LLC, a Delaware limited liability company (“Buyer”), and MUSKOGEE LTACH, LLC, a North Carolina limited liability company (“Seller”).

RECITALS

A. Seller is the owner in fee simple of certain real property, containing approximately 3.7 acres, and all improvements located thereon, having an address of 351 South 40th Street, Muskogee, Oklahoma, and more particularly described on Exhibit A attached hereto as a part hereof (the “Property”).

B. Seller desires to sell the Property to Buyer, and Buyer desires to buy the Property from Seller, pursuant to the terms and conditions in this Contract.

NOW, THEREFORE, in consideration of the mutual benefits and covenants contained herein, and other good and valuable consideration, receipt and sufficiency of which are acknowledged, Seller and Buyer agree as follows:

TERMS AND CONDITIONS

1. Purchase and Sale. Seller agrees to sell, convey and transfer the Property to Buyer, and Buyer agrees to purchase the Property from Seller on the terms and conditions set forth below.

2. Terms of Sale.

(a) Purchase Price. The purchase price for the Property is ELEVEN MILLION AND NO/100 DOLLARS ($11,000,000.00) (the “Purchase Price”), and shall be paid by Buyer to Seller on the Closing Date by certified check or by wire transfer of immediately available federal funds to such account as Seller may designate.

(b) Deposit. Within three (3) business days after the full execution of this Contract, Buyer shall deposit with Stewart Title Guaranty Company (the “Escrow Agent”) the amount of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) (the “Initial Deposit”; with such Initial Deposit, together with the Additional Deposit (as hereinafter defined), being the “Deposit”). The Deposit, plus any interest earned thereon, shall be credited to Buyer against the Purchase Price at the Closing or otherwise paid to Seller or refunded to Buyer in accordance with the terms of this Contract.

3. Closing; Closing Adjustments and Costs; Closing Documents.

(a) Closing Date. The consummation of the purchase contemplated herein (the “Closing”) shall be on a date selected by Buyer which is no later than thirty (30) days after the expiration of the Due Diligence Period (the “Closing Date”). If the Closing Date is a holiday or on the weekend, the Closing Date shall be extended to the next business day. The Closing shall take place in escrow at the offices of the Escrow Agent or at such other time and place as may be mutually agreed to by Buyer and Seller.

(b) Closing Costs. Seller shall pay the cost of all deed stamps and transfer taxes and other costs customarily borne by sellers of real property in the county where the Property is located. Buyer shall be solely responsible for the payment of all title examination fees and title insurance premiums necessary to provide Buyer with an owner’s policy of title insurance, the costs to obtain a current survey of the Property and any other costs customarily borne by purchasers of real property in the county where the property is located. Buyer and Seller shall each be responsible for the payment of its or their own attorneys’ fees and expenses.

(c) Limited Warranty Deed. On the Closing Date, Seller shall convey to Buyer fee simple marketable title to the Property by recordable limited (special) warranty deed (the “Deed”), free and clear of all liens and encumbrances, except (i) liens for real property taxes and assessments due and payable in the year of Closing and thereafter, (ii) easements, restrictions and other matters of record existing as of the Effective Date or approved by Buyer pursuant to Section 11(a) hereof (not to include, however, any monetary liens such as mortgages or ancillary financing documents or mechanics, tax or judgment liens), (iii) governmental laws, restrictions and ordinances affecting the Property, (iv) any matters which would be revealed by a current, accurate, physical survey of the Property, and (v) the Solara Lease (as hereinafter defined) (collectively, the “Permitted Exceptions”).

(d) Other Closing Documents Required of Seller. On the Closing Date, in addition to the Deed, Seller shall deliver to Buyer (i) an Assignment and Assumption of Lease and Service Contracts assigning to Buyer all of Seller’s right, title and interest in and to that certain Lease Agreement (as amended, the “Solara Lease”) between Seller and Solara-Hospital Muskogee, LLC (“Solara”) affecting the Property (including Solara’s written approval of such assignment, if such approval is required pursuant to the Solara Lease), and in and to all Service Contracts (as defined herein), if any, described on Exhibit B attached hereto and made a part hereof other than those Service Contracts that Buyer requires be terminated; (ii) an assignment of all existing warranties, guaranties and indemnities, if any, with respect to the Property (to the extent assignable); (iii) a bill of sale with respect to any personal property owned by Seller and located on the Property; (iv) an assignment of Seller’s right, title and interest in any permits and licenses benefiting the Property (to the extent assignable); (v) a certified resolution of Seller’s Members authorizing the sale of the Property to Buyer; (vi) a non-foreign affidavit; (vii) an owner’s affidavit reasonably satisfactory to Buyer’s title company for the purpose of removing the mechanic’s lien exception from Buyer’s title policy; (viii) a closing statement reflecting the Purchase Price and prorations and apportionments required herein (the “Closing Statement”); (ix) a certificate signed by Seller, dated as of the Closing Date, stating that its representations and warranties contained in Section 9 hereof are true, complete and correct as of the Closing Date in all material respects (subject to the terms of Section 9 hereof); (x) the original documents that correspond to the copies delivered pursuant to Section 5 hereof (to the extent Seller is in possession of same); and (xi) such other documents as may be reasonably necessary or appropriate to close the purchase and sale of the Property or as are otherwise contemplated hereunder. All such documents shall be in form and content reasonably acceptable to Buyer and Seller.

(e) Closing Deliveries By Buyer. On the Closing Date, in addition to the Purchase Price, Buyer shall deliver to Seller the Assignment and Assumption of Lease and Service Contracts described in Section 3(d) above, pursuant to which Buyer shall assume all obligations of Seller under the Solara Lease and the applicable Service Contracts (if any) other than those Service Contracts that Buyer requires be terminated, from and after the Closing Date, a Closing Statement and any other documents that may be reasonably required to consummate Closing or that may be otherwise contemplated hereunder.

(f) Tax Prorations. All real property ad valorem taxes and assessments on the Property for the year in which the Closing occurs shall be paid directly by Solara pursuant to the terms of the Solara Lease. If Solara does not pay such real property ad valorem taxes and assessments on the Property for the year in which the Closing occurs prior to delinquency, Buyer shall so notify Seller and same shall be prorated as between Buyer and Seller as of the Closing Date (with Buyer responsible for the Closing Date), with Seller paying its applicable share within thirty (30) days after demand therefor. If Solara subsequently pays such ad valorem taxes and assessments, such amount paid by Seller shall be refunded to Seller immediately.

(g) Proration and Adjustment of the Rents. Rents under the Solara Lease shall be apportioned and adjusted as follows:

(i) Rents paid and applicable to the month in which the Closing is held shall be prorated as of the Closing Date on a per diem basis, and Seller shall be credited with the rents up to, but not including, the Closing Date; and

(ii) Rents due, but not paid, for the month in which the Closing is held or for months prior to the Closing Date, shall not be adjusted on the Closing Date. Buyer shall pay to Seller the portion of such unpaid rents applicable to the period prior to the Closing Date within ten (10) days after the receipt thereof by Buyer net of any collection costs incurred by Buyer, including, without limitation, reasonable attorneys’ fees and expenses; provided, however, that with respect to any rents received by Buyer after the Closing Date, Buyer shall be entitled to apply such rents first to the amounts due and owing to Buyer before application to any delinquent rents existing on the Closing Date, and further, that Buyer shall have no obligation to collect such unpaid rents for periods prior to the Closing Date.

Seller may attempt to collect any delinquent rents and other amounts owed by Solara to Seller and, to the extent the Solara Lease permits, collection costs and interest, and, after prior written notice to Buyer, may institute any lawsuit or collection procedures (and, in such regard, Buyer agrees to cooperate reasonably at no material expense to Buyer with any efforts to collect the aforesaid unpaid amounts); but in no event shall Seller evict Solara or take any action that would terminate the Solara Lease or otherwise terminate Solara’s occupancy of the Property.

(h) Utilities. Any utility charges (if any) not otherwise paid by Solara shall be determined as of the Closing Date and Seller shall be responsible for all such charges for periods prior to the Closing Date and Buyer shall be responsible for all such charges on the Closing Date and thereafter.

(i) Security Deposits. The amount of any tenant security deposits, including any interest required by law or other agreement to be paid thereon, shall be credited by Seller to Buyer on the Closing Date.

(j) Notice of Sale. On the Closing Date, Seller shall deliver to Buyer a notice to Solara in a form reasonably approved by Buyer, duly executed by Seller, advising Solara of the sale to Buyer and the address to which rent and other payments should be made.

(k) Additional Deliveries. On the Closing Date, Seller shall deliver to Buyer the following items pertaining to the Property: (a) all original service contracts (to the extent available), (b) the original Solara Lease (to the extent available), (c) all keys, (d) all originals and/or copies of any permits or guaranties (to the extent available) and (e) an original of the estoppel certificate contemplated by Section 8 herein.

(l) Post-Closing Adjustments. Subject to the provisions in subparagraph (g), Seller shall be entitled to receive all revenue generated by the Property prior to the Closing Date and shall likewise be responsible for the payment of all expenses applicable to the Property which are incurred prior to the Closing Date. Buyer shall be entitled to receive all revenue generated by the Property on and after the Closing Date, and Buyer shall likewise be responsible for payment of all expenses applicable to the Property which are incurred on and after the Closing Date. If accurate prorations and other adjustments cannot be made on the Closing Date because current bills are not obtainable, the parties shall prorate on the best available information, subject to adjustment after the Closing Date within a reasonable time after receipt of the necessary information.

4. Tests, Engineering Studies and Inspections. Buyer and any agent or representative of Buyer shall have the right, at any time after the date of this Contract and at the sole risk to and cost of Buyer, to enter the Property for the purposes of making environmental studies of the Property and inspecting the physical condition of the real property and any improvements, including making any surveys or soil tests. Buyer shall indemnify and hold Seller harmless from any and all claims, losses, liabilities, damages, costs and expenses (including, without limitation, attorneys’ fees) arising out of such inspection, testing or other activities of Buyer, its agents, contractors, employees and representatives, on, at or related to the Property; provided, however, Buyer shall not indemnify nor hold Seller harmless from claims, losses, damages, costs and expenses arising out of the mere discovery of circumstances during such inspections. Buyer shall repair any damage to the Property resulting from the studies or inspections referred to herein (which indemnification obligations shall survive the termination of this Contract), and shall keep the results of all such studies and inspections strictly confidential (except that Buyer may divulge such results on an as-needed basis to its lenders, accountants, attorneys, engineers, consultants and other agents).

5.

Delivery of Documents; Inspection of Records. Within three (3) business days following the Effective Date, to the extent not previously provided to Buyer, Seller shall furnish to Buyer the following items relating to the Property (collectively, the “Seller Deliveries”), to the extent same are in the possession or control of Seller:

(a) Copies of corporate-level financial statements for Solara and all guarantor(s) of the Solara Lease, including, but not limited to audited financial statements of the “Guarantor” of the Solara Lease for 2007, 2008 and 2009 and the unaudited financial statements of the “Tenant” under the Solara Lease for 2007, 2008 and 2009. In addition, when received after the Effective Date, Seller shall furnish to Buyer copies of the unaudited financial statements of such “Guarantor” and “Tenant” for all 2010 stub periods through the Closing Date. Notwithstanding anything contained in this Contract to the contrary, the delivery of these financial statements to Buyer shall be a condition precedent to Buyer’s obligation to deliver the Purchase Price and accept title to the Property. As such, if Buyer does not receive any of the above-described financial statements prior to the expiration of the Due Diligence Period, Buyer may, in its sole discretion elect to proceed to Closing without waiving its right to terminate the Contract pursuant to Section 6 hereof, as it relates to the delivery of the financial statements. If Buyer does not receive any of the financial statements prior to the Closing Date, and notwithstanding that Buyer did not terminate this Contract prior to the expiration of the Due Diligence Period, Buyer may terminate this Contract by written notice to Seller (such termination notice to be provided to Seller, if at all, on or prior to the Closing Date), in which case the Escrow Agent shall immediately return the Deposit, including any Additional Deposit, to Buyer.

(b) A copy of Seller’s title insurance policy and underlying title documents.

(c) A copy of the current real estate tax bills and personal property tax bills for the Property (and for the previous 2 years).

(d) A copy of the most recent ALTA survey of the Property.

(e) A copy of the plans and specifications applicable to the Property, including copies of any site, floor and building plans.

(f) All roof and parking information.

(g) A copy of the most recent appraisal of the Property.

(h) A copy of the management contract relating to the Property.

(i) Copies of all written service contracts applicable to the operation or maintenance of the Property.

(j) Copies of all written mechanical warranties currently in effect as to the Property.

(k) Copies of the Solara Lease and all options, licenses, guarantees or other similar agreements relating to the Property.

(l) A copy of the current rent roll.

(m) Original Property photos.

(n) An individual Property-level operating statement and operating statistics beginning in 2006 through December 31, 2009, and, if available, partial-year 2010.

(o) A copy of the current year’s budget.

(p) A copy of the broker’s sale package.

(q) A copy of the general ledger report.

(r) Copies of all building permits related to the Property.

(s) A copy of the aged receivables report.

(t) Copies of property insurance certificates, the insurance underwriting data form, and any loss history information available.

(u) Copies of all soils and environmental reports or inspections obtained by or prepared for or by Seller in connection with Seller’s acquisition of the Property, including, without limitation, any Phase I environmental report, engineering/property condition report, or seismic report (if applicable).

(v) Copies of all governmental approvals, zoning letters, licenses, permits and certificates of occupancy obtained by Seller in connection with its ownership and/or operation of the Property, including without limitation certificates of occupancy as to all portions of the improvements occupied by Seller or any tenant, lessee or other occupant thereof.

In addition to the foregoing, Seller shall make available to Buyer, its agents and representatives for inspection at the offices of Seller’s property manager, and Buyer, its agents and representatives shall have the full and complete opportunity to review and inspect books, records, insurance policies, maintenance and service records, rent rolls, bills, invoices and statements, utility statements and related correspondence.

6. Due Diligence Period. Buyer shall have thirty (30) days from the Effective Date (the “Due Diligence Period”) in order to perform its due diligence investigation of the Property, including, without limitation, conducting a physical inspection of the Property (which inspections may include, but shall not be limited to, soils, wetlands, engineering, structural and mechanical studies), confirming that Seller has good and marketable fee simple to the Property, subject to no exceptions other than the Permitted Exceptions, conducting an environmental assessment of the Property (not to include, however, any “Phase II” or other invasive testing without Seller’s prior written consent), confirming the status of zoning and the availability of all utilities, obtaining suitable financing for the Property, having the Property surveyed, reviewing the Solara Lease, service contracts, certificates of occupancy and all other matters deemed appropriate by Buyer and otherwise confirming that the Property is suitable and feasible for Buyer’s intended use in Buyer’s sole discretion. Buyer shall have the right to interview any tenants of the Property. If Buyer determines prior to the expiration of the Due Diligence Period, in Buyer’s sole discretion, that it is not in Buyer’s interest to purchase the Property for any reason, Buyer may terminate this Contract by giving written notice of termination to Seller on or before 5:00 p.m. of the last day of the Due Diligence Period. If Buyer fails to timely give such notice, this Contract shall remain in full force and effect, and the Deposit shall be deemed “earned” by Seller and nonrefundable to Buyer, except in the event of a default by Seller or otherwise as expressly provided herein. If Buyer terminates the Contract in accordance with the foregoing, the Deposit shall be immediately returned to Buyer, and the obligations of the parties to this Contract shall terminate (except for those obligations hereunder which expressly survive such termination). If Buyer does not terminate this Contract, on or prior to the first business day after the expiration of the Due Diligence Period, Buyer shall deposit with Escrow Agent the additional amount of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) (the “Additional Deposit”), after which the aggregate Deposit shall total $350,000.00.

7. Title Objections. In the event that the title commitment or survey discloses title defects or exceptions that are not acceptable to Buyer, then Buyer shall notify Seller in writing of such title defects or exceptions on or before the date which is fifteen (15) days following the Effective Date, and Seller shall have ten (10) days thereafter in which to either (A) cure such title defects or exceptions or commit to cure them on or before the Closing Date, or (B) notify Buyer in writing that it is unable or unwilling to cure such title defects or exceptions in which case Buyer may, at its option (such option to be exercised in writing within five (5) days of receiving Seller’s notice), either (1) accept such title as Seller is able to convey, (2) cure such title defects or exceptions and deduct the costs of cure from the Purchase Price only to the extent the title defects or exceptions are in the nature of a lien or judgment that can be cured by the payment of money (i.e., mortgages or ancillary financing documents, judgments, or tax and mechanics liens), or (3) terminate this Contract whereupon Escrow Agent shall return the Deposit in its entirety to Buyer and thereafter neither party will have any further obligations hereunder except for those obligations hereunder which expressly survive such termination.

8. Estoppel Certificate. Seller shall use reasonable efforts to procure prior to Closing an executed estoppel certificate from Solara relative to the Solara Lease on the form prescribed by the Solara Lease (or, if no such form is prescribed by the Solara Lease, on a form prepared by Buyer and approved by Seller). Buyer’s receipt of the executed estoppel certificate described herein shall be a condition precedent to Buyer’s obligation to pay the Purchase Price and accept title to the Property. Should Buyer receive the estoppel certificate after the expiration of the Due Diligence Period, Buyer shall have three (3) business days to review the estoppel certificate and, if Buyer finds the estoppel certificate to be unsatisfactory, in Buyer’s sole discretion, Buyer may terminate this Contract in writing to Seller immediately upon the expiration of such three (3) day period, in which case the Escrow Agent shall immediately return the Deposit, including any Additional Deposit, to Buyer. In the event the estoppel certificate is not delivered to Buyer at least three (3) business days prior to the Closing Date, then Buyer shall, at its election, either (i) terminate this Contract, and the Escrow Agent shall immediately return the Deposit, including any Additional Deposit, to Buyer, or (ii) delay the Closing Date for one (1) day for each day of delay in Buyer’s receipt of the estoppel certificate, up to a maximum of fifteen (15) days. In the event the estoppel certificate is still not delivered to Buyer by the expiration of such fifteen (15) day period, Buyer must immediately either (A) terminate this Contract, and the Escrow Agent shall immediately return the Deposit, including any Additional Deposit, to Buyer, or (B) waive the condition precedent described in this Section 8 and proceed to close the transaction with no reduction in the Purchase Price.

9. Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows, which representations and warranties shall be remade as of the Closing Date, and shall survive the Closing Date for a period of twelve (12) months only:

(a) Seller possesses full right, power and authority to execute, deliver and perform this Contract.

(b) No consent, approval or other action of, or filing on registration with, any governmental agency, commission or office is required on Seller’s behalf with respect to the transaction contemplated herein.

(c) The execution and delivery of this Contract, the consummation of the transaction provided for herein and the fulfillment of the terms hereof, will not result in a breach of any term, covenant or condition or constitute a default under, any agreement or instrument to which Seller is a party.

(d) To Seller’s actual knowledge, the Solara Lease is in full force and effect as of the date hereof. As of the date hereof, Seller has not received any notice of default by Seller under the Solara Lease which has not either been cured or otherwise resolved. The Solara Lease is in full force and effect, no tenant default exists under the Solara Lease of which Solara has been given written notice, and to Seller’s knowledge no event has occurred which with the passage of time or giving of notice, or both, would become a tenant event of default under the Solara Lease. There are no outstanding rent concessions or unpaid tenant allowances under the Solara Lease, and no rent has been prepaid more than one month in advance under the Solara Lease.

(e) Seller possesses and will possess, and will convey and transfer on the Closing Date, fee simple title to the Property subject only to the Permitted Exceptions, and Seller possesses full right and power to convey the Property to Buyer.

(f) No eminent domain or similar condemnation proceeding affecting all or any part of the Property is now pending or, to the best of Seller’s knowledge, threatened.

(g) No leases, outstanding options to purchase or lease or contract of sale exists with respect to all of the Property, except for this Contract and the Solara Lease.

(h) No notice of pending assessable public improvements issued by any governmental instrumentality or authority has been served upon Seller, its agents or representatives (other than as may relate to the ad valorem real estate taxes to be prorated as set forth herein). No notice has been served upon Seller, its agents or representatives for assessments for public improvements against the Property which are delinquent and remain unpaid.

(i) If any mechanics or materialmen’s lien for work is filed, before or after the Closing Date, which relates to work performed by or under Seller, then Seller shall promptly discharge the same at Seller’s expense.

(j) No litigation or proceeding before any commission, agency or other administrative authority is pending or, to the best of Seller’s knowledge, threatened against or affecting the Property or Solara’s use of the Property or arising out of or by virtue of the ownership or use by Seller or Solara of the Property. No pending or, to the best of Seller’s knowledge, threatened judicial, municipal, health or administrative proceeding exists which affects the Property or Solara’s use of the Property, or in which Seller is or may be a party by reason of the ownership or use by Seller of all or any part of the Property.

(k) Seller has not received any notice that the Property or Seller’s or Solara’s use and occupancy thereof violates any law, building code or zoning or subdivision requirements.

(l) To Seller’s best knowledge, except as may be otherwise provided in any environmental reports delivered to Buyer in connection with this Contract and the transaction contemplated hereunder (the “Environmental Reports”), (i) no hazardous substances, toxic materials, pollutants, contaminants, hazardous or toxic wastes, as defined in any federal, state, county or municipal law, rule, regulation or ordinance, including, without limitation, asbestos, PCBs, oil and petroleum products (collectively, “Hazardous Substances”), exist in, on or under the Property at actionable levels or in violation of any environmental laws, and (ii) the Property has never been used as a landfill or dumpsite. Seller does not know of any assertion of any environmental or other lien on the Property by any governmental agency, authority or instrumentality to secure the cost and expense of removing or remediating any Hazardous Substance stored, generated, manufactured or disposed of in, on or under the Property.

(m) Exhibit B is a true and correct list of all service contracts affecting the Property which have been entered into by Seller (the “Service Contracts”). Seller has received no written notice of default which has not previously been cured or otherwise resolved with respect to its duties and obligations under the Service Contracts. Seller has not entered into any Service Contracts affecting the Property other than as set forth on Exhibit B.

For purposes of this Contract, all references to Seller’s knowledge, including, without limitation, the phrase “to the best knowledge of Seller,” shall be limited to the actual, personal knowledge of William Transou. Seller represents that William Transou is the individual within Seller’s organization that has the most and best knowledge of the Property and that he has undertaken a commercially reasonable investigation to determine that the representations contained herein are true and correct. In no event shall any reference to Seller’s knowledge include any knowledge imputed to Seller by any other person or entity. Further, the foregoing representations and warranties may not be relied upon by any person or entity other than Buyer, Buyer’s permitted assignee and Buyer’s lender (if any). Notwithstanding anything contained herein to the contrary, if any representation of Seller herein, although true as of the Effective Date, is no longer true at or before Closing as a result of a matter, event or circumstance beyond Seller’s reasonable control and Buyer is notified in writing of such matter, event or circumstance, such representation shall be deemed amended to the extent necessary to make same true and correct, and Buyer may not consider same to be a default hereunder; rather, in such case, Buyer may, at Buyer’s sole option and as Buyer’s sole and exclusive remedy, terminate this Contract and have the Deposit refunded by Escrow Agent, whereupon the parties hereto shall have no further rights, obligations or liabilities with respect to each other hereunder, except as expressly otherwise set forth herein.

Other than the representations and warranties expressly set forth above in this Section 9, Seller makes no representations or warranties of any kind whatsoever, including, without limitation, with respect to the adequacy, accuracy, completeness or content of the Seller Deliveries, and, except for Buyer’s reliance on the representations and warranties expressly set forth above in this Section 9, Buyer is relying entirely on Buyer’s own investigations and examinations as to the physical condition and every other aspect of the Property, including, without limitation, the structural integrity of the improvements, the conformity of the improvements to any plans or specifications for the Property, conformity to past, current, or future zoning or building code requirements, the existence of any flood plains or flood hazards and similar conditions, the environmental condition of the Property, and the income and expenses of the Property. Buyer acknowledges that Buyer is purchasing the Property on an “AS-IS” and “WHERE-IS” basis, except as specifically represented and warranted above. Subject to the express representations, warranties and covenants of Seller herein, Buyer has not relied and will not rely on, and Seller is not liable for or bound by, any expressed or implied warranties, guaranties, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, information packages distributed with respect to the Property) made or furnished by Seller, the manager of the Property, or any real estate broker or agent representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing. Subject to the express representations and warranties of Seller herein, Buyer shall assume the risk of any adverse matters relating to the Property and shall be deemed to have waived, relinquished and released Seller and Seller and its members, and any parties related to Seller (collectively, the “Seller Related Parties”), from and against any and all claims, demands, causes of action (excluding causes of action in tort), losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and court costs) of any and every kind or character, known or unknown, which Buyer or any agent, representative, affiliate, employee, director, officer, partner, member, servant, shareholder or other person or entity acting on Buyer’s behalf might have asserted or alleged against Seller and/or Seller Related Parties at any time by reason of or arising out of any latent or patent construction defects, physical conditions (including, without limitation, environmental conditions), the Solara Lease and any tenant of the Property, violations of any applicable laws (including, without limitation, any environmental laws) or any and all other acts, omissions, events, circumstances or matters regarding the Property. The foregoing release shall be given full force and effect according to each of its expressed terms and provisions, including those relating to unknown and unsuspected claims, damages and causes of action which are not subject to the express representations, warranties and covenants of Seller herein, and the provisions of this grammatical paragraph shall survive the Closing indefinitely.

10. Representations and Warranties of Buyer. Buyer represents and warrants to Seller that:

(a) Buyer possesses full right, power and authority to execute, deliver and perform this Contract.

(b) No consent, approval or other action of, of filing or registration with, any governmental agency, commission or office is required on Buyer’s behalf with respect to the transaction contemplated herein.

(c) The execution and delivery of this Contract, the consummation of the transaction provided for herein, and the fulfillment of the terms hereof, will not result in a breach of any term, covenant or condition of, or constitute a default under, any agreement or instrument to which Buyer is a party.

11. Covenants of Seller. Between the date hereof and the Closing Date:

(a) Seller shall continue to lease the Property to Solara in accordance with the terms of the Solara Lease and shall maintain the same in good condition in accordance with the terms of the Solara Lease. Seller shall not create, place, grant, convey or otherwise voluntarily cause or consent to (i) any liens, encumbrances or restrictions affecting the Property; (ii) any modifications or amendments to the Solara Lease, (iii) any modifications or amendments to any Service Contracts, or (iv) enter into any new Service Contract following the Effective Date, nor will Seller during such period convey any interest in the Property to anyone other than Buyer, without Buyer’s written consent, which consent Buyer shall not unreasonably withhold, condition or delay.

(b) From and after the expiration of the Due Diligence Period, Seller shall not enter into any contracts or commitments which will affect the maintenance, use, management, leasing or operation of the Property after the Closing Date without the prior written consent of Buyer (not to be unreasonably withheld or delayed). If Seller enters into any such contract, lease or commitment during the Due Diligence Period, a copy thereof shall be furnished to Buyer within three (3) business days thereafter and the Due Diligence Period shall be extended, if necessary, so that Buyer will have had at least five (5) business days in which to evaluate such contract, lease or commitment.

(c) To the extent not payable by Solara under the Solara Lease, Seller shall pay in full when due and payable, all bills and invoices for labor, goods, materials and services of any kind relating to the Property and all utility charges relating to any period prior to the Closing Date. To the extent not the responsibility of Solara under the Solara Lease, Seller shall fully discharge and perform (or contest any obligation in dispute) all obligations and liabilities relating to time periods prior to the Closing Date as and when the same shall be due and payable.

(d) Seller shall give Buyer prompt written notice of:

(i) Any notice received by Seller of a proposed public assessment or proposed taking of all or any part of the Property under eminent domain;

(ii) Any notice received by Seller of a proposed increase in real estate tax assessments of all or any part of the Property;

(iii) Any notice pertaining to the Property received by Seller from any governmental agency, insurance company or underwriting agency pertaining to noncompliance with any law, ordinance, rule, regulation or insurance requirement; and

(iv) Any notice of a legal or equitable proceeding with respect to or which affects the Property or the transaction contemplated by this Contract.

12. Risk of Loss. All risk of loss with respect to the Property shall remain with Seller until the Closing and delivery of the Deed to Buyer, subject to the terms of Section 13 hereof.

13. Damage and Condemnation. If at any time prior to the Closing Date, all or any substantial part of the Property is damaged by casualty or taken or appropriated by virtue of eminent domain or similar proceedings, or is condemned for any public or quasi-public use, then Buyer may terminate this Contract, the Deposit will be immediately refunded to Buyer and thereafter neither party will have any further obligations hereunder except for the obligations hereunder that expressly survive the termination of this Contract. If Buyer terminates this Contract, then Seller shall be entitled to receive all insurance proceeds or condemnation proceeds payable for the affected portion of the Property. If Buyer elects to maintain this Contract in full force and effect, then (i) Buyer shall be entitled to receive all insurance proceeds or condemnation proceeds payable to Seller for that portion of the Property damaged or taken, and Seller shall execute such assignments or other instruments as are necessary to transfer such proceeds, including any deductible payable by Seller to Buyer, and (ii) if all or any portion of the insurance or condemnation proceeds have been paid to Seller, then Buyer shall receive a credit against the Purchase Price equal to the amount of the insurance deductible and the insurance or condemnation proceeds actually paid to Seller with any remaining proceeds to be transferred to Buyer.

14. Default.

(a) BUYER AND SELLER AGREE THAT, IN THE EVENT BUYER IS IN DEFAULT OF ANY OF ITS WARRANTIES, REPRESENTATIONS, COVENANTS, AGREEMENTS OR OBLIGATIONS HEREUNDER, AT OR PRIOR TO CLOSING, AND DOES NOT CURE SUCH DEFAULT WITHIN FIVE (5) DAYS OF RECEIPT OF WRITTEN NOTICE THEREOF, SELLER’S RIGHTS AND REMEDIES FOR SUCH DEFAULT SHALL BE AS DESCRIBED IN THIS SECTION 14(a). IF SELLER PROCEEDS TO CLOSE THE TRANSACTION CONTEMPLATED BY THIS CONTRACT WITH ACTUAL KNOWLEDGE OF SUCH DEFAULT OF BUYER, SELLER SHALL BE DEEMED TO HAVE WAIVED ALL RIGHTS AND REMEDIES WITH RESPECT TO SUCH DEFAULT. BUYER AND SELLER AGREE THAT IN THE EVENT OF SUCH DEFAULT, THE DAMAGES THAT SELLER WILL INCUR BY REASON THEREOF ARE AND WILL BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTABLISH AND THAT BUYER AND SELLER, IN A REASONABLE EFFORT TO ASCERTAIN WHAT SELLER’S DAMAGES WOULD BE IN THE EVENT OF SUCH A DEFAULT, HAVE AGREED THAT SUCH DAMAGES SHALL BE IN AN AMOUNT EQUAL TO THE DEPOSIT HELD BY ESCROW AGENT (“DEPOSIT DAMAGES”). THEREFORE, IN THE EVENT OF SUCH PRE-CLOSING DEFAULT BY BUYER, AND SHOULD BUYER FAIL TO TIMELY CURE SUCH DEFAULT WITHIN FIVE (5) DAYS OF RECEIPT OF WRITTEN NOTICE AS REQUIRED BY THIS CONTRACT, THEN SELLER, AS ITS SOLE AND EXCLUSIVE REMEDY, MAY TERMINATE THIS CONTRACT AND THE ESCROW AGENT SHALL PAY TO SELLER THE DEPOSIT, WHICH SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES AND NOT AS A PENALTY, AND THE COLLECTION OF SUCH AMOUNTS SHALL BE IN LIEU OF ANY AND ALL OTHER REMEDIES WHICH ARE OR MAY BE AVAILABLE TO SELLER AT LAW OR IN EQUITY; PROVIDED, HOWEVER, IN THE EVENT OF SELLER’S TERMINATION OF THIS CONTRACT AS PROVIDED ABOVE IN CONNECTION WITH A DEFAULT BY BUYER OTHER THAN BUYER’S FAILURE TO CLOSE THE TRANSACTION CONTEMPLATED BY THIS CONTRACT, BUYER MAY ELECT TO VOID SUCH TERMINATION BY AGREEING TO ACCELERATE THE CLOSING DATE TO A DATE WHICH IS NOT MORE THAN FIFTEEN (15) DAYS FROM BUYER’S RECEIPT OF SELLER’S TERMINATION NOTICE AND THEN PROCEEDING TO CLOSE HEREUNDER WITHIN SUCH FIFTEEN (15) DAY PERIOD. WITHOUT LIMITING THE FOREGOING TERMS OF THIS SECTION 14(a), SELLER HEREBY WAIVES ANY AND ALL RIGHTS WHICH SELLER OTHERWISE WOULD HAVE HAD TO SPECIFICALLY ENFORCE THIS CONTRACT. NOTHING IN THIS SECTION 14(a) SHALL BE DEEMED TO LIMIT OR RESTRICT IN ANY MANNER ANY OF SELLER’S RIGHTS OR REMEDIES IN THE EVENT OF A DEFAULT OF BUYER OTHER THAN THOSE WHICH OCCUR PRIOR TO CLOSING AND OF WHICH SELLER HAS KNOWLEDGE.

(b) BUYER AND SELLER AGREE THAT IN THE EVENT SELLER IS IN DEFAULT OF ANY OF ITS WARRANTIES, REPRESENTATIONS, COVENANTS, AGREEMENTS, OR OBLIGATIONS HEREUNDER AT OR PRIOR TO CLOSING AND DOES NOT CURE SUCH DEFAULT WITHIN FIVE (5) DAYS OF RECEIPT OF WRITTEN NOTICE THEREOF, BUYER’S RIGHTS AND REMEDIES FOR SUCH DEFAULT SHALL BE AS DESCRIBED IN THIS SECTION 14(b). IF BUYER PROCEEDS TO CLOSE THE TRANSACTION CONTEMPLATED BY THIS CONTRACT WITH ACTUAL KNOWLEDGE OF SUCH DEFAULT OF SELLER, BUYER SHALL BE DEEMED TO HAVE WAIVED ALL RIGHTS AND REMEDIES WITH RESPECT TO SUCH DEFAULT. BUYER AND SELLER AGREE THAT, IN THE EVENT OF SUCH DEFAULT, THE DAMAGES THAT BUYER WILL INCUR BY REASON THEREOF ARE AND WILL BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTABLISH AND THAT BUYER AND SELLER, IN A REASONABLE EFFORT TO ASCERTAIN WHAT BUYER’S DAMAGES WOULD BE IN THE EVENT OF SUCH A DEFAULT, HAVE AGREED THAT BUYER SHALL ELECT, AS ITS SOLE REMEDY, EITHER TO (A) TERMINATE THIS CONTRACT BY GIVING SELLER WRITTEN NOTICE OF SUCH ELECTION ON OR BEFORE THE CLOSING DATE, IN WHICH CASE THE DEPOSIT, AND ALL INTEREST ACCRUED THEREON, SHALL BE PROMPTLY DELIVERED TO BUYER, AS WELL AS ALL REASONABLE, THIRD PARTY OUT-OF-POCKET EXPENSES UP TO A MAXIMUM OF $50,000.00 INCURRED BY BUYER IN CONNECTION WITH THIS CONTRACT, WHICH AMOUNT SHALL BE IMMEDIATELY DUE FROM SELLER TO BUYER; OR (B) ENFORCE BY SPECIFIC PERFORMANCE THIS CONTRACT. THE REMEDY CHOSEN FROM CLAUSES (A) AND (B) ABOVE IS BUYER’S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO A PRE-CLOSING DEFAULT BY SELLER OF WHICH BUYER HAS KNOWLEDGE, AND BUYER WAIVES ANY AND ALL OTHER REMEDIES AS MAY BE AVAILABLE AT LAW OR IN EQUITY IN CONNECTION WITH ANY SUCH PRE-CLOSING DEFAULT OF WHICH BUYER HAS KNOWLEDGE. NOTHING IN THIS SECTION 14(b) SHALL BE DEEMED TO LIMIT OR RESTRICT IN ANY MANNER ANY OF BUYER’S RIGHTS OR REMEDIES IN THE EVENT OF A DEFAULT OF SELLER OTHER THAN THOSE WHICH OCCUR PRIOR TO CLOSING AND OF WHICH BUYER HAS KNOWLEDGE.

(c) Notwithstanding anything contained herein to the contrary, (i) if any of the representations or warranties of Seller that survive Closing contained in this Contract or in any document or instrument delivered in connection herewith are false or inaccurate, or Seller is in breach or default of any of its obligations under this Contract that survive Closing, and Buyer nonetheless closes the transactions hereunder and purchases the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon the Closing) in the event that on or prior to Closing, Buyer shall have had actual knowledge of the false or inaccurate representations or warranties or other breach or default. In addition, notwithstanding anything to the contrary contained in this Contract or any documents executed in connection herewith, if, following the Closing Buyer first obtains actual knowledge that any representations or warranties made by Seller (as same may be modified pursuant to the terms of this Contract) were false or inaccurate as of the Closing or that Seller breached any of its obligations (whether express or implied) under this Contract (or any document or certificate executed or delivered in connection herewith), then, as Buyer’s sole remedy, Seller shall reimburse Buyer for all proven damages, expenses, costs and liabilities resulting therefrom up to a maximum aggregate amount for all such breaches of Five Hundred Thousand and No/100 Dollars ($500,000.00). Further, notwithstanding anything to the contrary contained in this Contract, Buyer shall have no right to recover from, or proceed against, Seller by reason of any of the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Contract, or for Seller’s fraud, or for any other claim related to this Contract (or any document or certificate executed or delivered in connection herewith) upon the expiration of twelve (12) months after the Closing except to the extent Buyer or any of Buyer’s successors or assigns files a complaint alleging a breach of any of the foregoing in a court of competent jurisdiction on or before the end of such twelve (12) month period. Except to the extent of distributions of the proceeds of the sale of the Property received by Seller’s members, no agent, advisor, representative, affiliate, employee, director, partner, member, beneficiary, investor, servant, shareholder, subsidiary, trustee or other person or entity acting on Seller’s behalf or otherwise related to or affiliated with Seller shall have any personal liability, directly or indirectly, under or in connection with this Contract or any agreement made or entered into under or pursuant to the provisions of this Contract, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller’s assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all claims, actions and the like for such personal liability. The provisions of this Section 14(c) shall survive the Closing or sooner termination of this Contract.

15. Notice. Any notice or consent authorized or required by this Contract shall be in writing and (i) delivered personally, (ii) sent postage prepaid by certified mail or registered mail, return receipt requested, or (iii) sent by a nationally recognized overnight carrier that guarantees next business day delivery, directed to the other party at the address set forth hereinbelow or such other parties or addresses as may be designated by either Buyer or Seller by notice given from time to time in accordance with this Section 15. Any notice shall be effective when actually received, or delivery of same is refused, by the addressee.

NOTICE TO SELLER:	Muskogee LTACH, LLC 2701 Coltsgate Road, Suite 100 Charlotte, North Carolina 28211 Attn: William S. Transou
with a copy to:	K&L Gates LLP Hearst Tower, 47th Floor 214 North Tryon Street Charlotte, North Carolina 28202 Attn: G. Lee Cory, Jr.
NOTICE TO BUYER:	Grubb & Ellis Equity Advisors, LLC 1551 N. Tustin Avenue, Suite 200 Santa Ana, California 92705 Attn: Mr. Dan Prosky
with a copy to:	Arnall Golden Gregory LLP 171 17th Street, NW, Suite 2100 Atlanta, Georgia 30363 Attn: Scott Shuman, Esq.
NOTICE TO ESCROW AGENT:	Stewart Title Guaranty Company

1980 Post Oak Blvd., Suite 610
Houston, TX 77056
Attn: Carol A. Wright

16. Real Estate Commission. Buyer and Seller each warrants and represents to the other that neither engaged or dealt with any real estate agent or broker in connection with the transaction contemplated by this Contract other than Flagship Capital Partners, LLC (“Seller’s Broker”). Any commission which may be due to Seller’s Broker shall be paid by Seller. Each party shall indemnify and hold the other party harmless from all claims of any other real estate agent or broker claiming by, through or under the indemnifying party and such indemnification obligations shall survive the termination of this Contract.

17. Assignment. Buyer shall have the right to assign all of its right, title and interest in and to this Contract to any entity directly affiliated with, owned by or controlled by Grubb & Ellis Healthcare REIT II, Inc., upon written notice to Seller, provided that Buyer shall remain fully liable for the performance of all of its obligations hereunder. Any other assignment of Buyer’s rights hereunder shall be subject to Seller’s consent, which shall not be unreasonably withheld, conditioned or delayed; provided, however, if Seller grants its consent in such instance, Buyer shall be released from all of its obligations hereunder.

18. Counterparts. This Contract may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

19. Time of the Essence. Time shall be of the essence of this Contract. If the final day of any period of time set out herein falls on a Saturday, Sunday or national holiday recognized by Bank of America, N.A., then, in such case, such period shall be deemed extended to the next day which is not a Saturday, Sunday or national holiday as aforesaid.

20. Survival. The representations, warranties and covenants contained herein, except as otherwise expressly provided herein, shall survive the Closing and delivery of the Deed or termination of this Contract (as applicable) for a period of twelve (12) months only; provided, however, the parties’ respective indemnification obligations hereunder shall survive the closing and delivery of the Deed or termination of this Contract (as applicable) for a period of three (3) years.

Miscellaneous. This Contract shall be binding upon, and shall inure to the benefit of, the parties hereto, their respective heirs, legal representatives, successors and permitted assigns. This Contract shall be governed by and construed in accordance with the laws of the State of Oklahoma. This Contract contains the entire agreement between the parties hereto with respect to the matters to which it pertains, may be amended only by written agreement signed by both Buyer and Seller and supersedes any prior agreements or correspondence. This Contract was drafted by Seller for convenience purposes only and shall not be construed for or against Seller on such basis. If any term, covenant or condition contained in this Contract is deemed to be invalid, illegal or unenforceable, then the rights and obligation of the parties hereto shall be construed and enforced with that term, covenant or condition limited so as to make it valid, legal or enforceable to the greatest extent allowed by law, or, if it is totally invalid, illegal orunenforceable, then, as if this Contract did not contain that particular term, covenant or condition.

IN WITNESS WHEREOF, Seller and Buyer have executed this Contract as of the date first set forth above.

BUYER:

GRUBB & ELLIS EQUITY ADVISORS, LLC,

a Delaware limited liability company

By: /s/ Andrea R. Biller
Name: Andrea R. Biller
Title: Executive Vice President

SELLER:

MUSKOGEE LTACH, LLC,

a North Carolina limited liability company

By: Flagship Capital Partners, LLC,

a North Carolina limited liability company, its Manager

By: /s/ W. Charles Campbell
Name: W. Charles Campbell
Title: Operating Manager